Exhibit 10.1

WAIVER AND FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS WAIVER AND FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Waiver and Amendment”), dated as of February 28, 2006, is entered into by and among Channell Commercial Corporation, a Delaware corporation (the “Borrower Representative”), Bank of America, N.A., as assignee of Banc of America Leasing and Capital, LLC, successor-in-interest to Fleet Capital Corporation, as Administrative Agent under the Loan Agreement referred to below (in such capacity, the “Administrative Agent”), BABC Global Finance Inc., as assignee of Fleet Capital Global Finance, Inc., as assignee of Fleet Capital Canada Corporation, as Canadian Agent under the Loan Agreement referred to below (in such capacity, the “Canadian Agent”), Bank of America, N.A., as successor-in-interest to Fleet National Bank, London U.K. Branch, as UK Agent under the Loan Agreement referred to below (in such capacity, the “UK Agent”), and the Lenders party to the Loan Agreement referred to below, with reference to the following facts:

RECITALS

A.            The Borrower Representative and the other Borrowers identified therein are parties to the Loan and Security Agreement, dated as of September 25, 2002, as amended (collectively, the “Loan Agreement”), with the Administrative Agent, the Canadian Agent, the UK Agent and the Lenders party thereto, pursuant to which the Lenders have provided the Borrowers with certain credit facilities.

B.            The Borrowers currently are in default under Section 10.1.3 of the Loan Agreement due to their breach of Section 8.3 of the Loan Agreement by failing to maintain a Fixed Charge Coverage Ratio of at least 1.15 to 1.00 as of December 31, 2005 (the Borrower’s actual Fixed Charge Coverage Ratio as of December 31, 2005 was -1.21 to 1.00) — such Event of Default hereinafter is referred to as the “Existing Event of Default”.

C.            The Borrowers have requested that the Lenders waive the Existing Event of Default and amend the Loan Agreement to delete the minimum Fixed Charge Coverage Ratio Covenant, in order to facilitate the Borrower’s future compliance with the Loan Agreement.

D.            The Lenders are willing to waive the Existing Event of Default and amend the Loan Agreement to eliminate the minimum Fixed Charge Coverage Ratio Covenant, and the Borrowers and the Lenders also wish to amend the Loan Agreement and certain other Loan Documents (i) to extend the Term of the Loans from February 28, 2006 to March 31, 2007, (ii) to reduce the Revolving Credit Maximum Amount from $25,000,000 to $10,000,000, (iii) to make the Domestic Term Loan a stand-alone facility, rather than a subfacility of the Domestic Revolving Credit Loans facility, and (iv) to make certain other modifications, all as set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1.             Defined Terms.  Any and all initially-capitalized terms used in this Waiver and Amendment (including, without limitation, in the recitals hereto) without definition shall have the respective meanings specified in the Loan Agreement.

2.             Waiver of Existing Event of Default.  The Lenders hereby waive the Existing Event of Default.  Such waiver by the Lenders shall constitute a waiver of only the Existing Event of Default and shall not constitute a waiver of any future breach of any provision of the Loan Agreement.

3.             Permanent Availability Reserve.  Without limiting its right to impose additional discretionary Reserves from time to time pursuant to Section 1.1.5 of the Loan Agreement, on the effective date of this Waiver and Amendment, the Administrative Agent shall impose a Reserve in the amount of $600,000 against borrowing availability under the Revolving Credit Loans facility, which Reserve shall remain in effect throughout the Term of the Loan Agreement.

4.             Domestic Term Loan as Stand-Alone Facility.  Section 1.3.1 of the Loan Agreement is hereby amended by deleting the words “The Domestic Term Loan shall constitute a subfacility under the Domestic Revolving Credit Loans facility” from the third sentence, so that such sentence hereinafter shall read in full as follows:

“The proceeds of the Domestic Term Loan shall be used solely for the purposes that the Domestic Revolving Credit Loans are authorized to be used.”

5.             Extension of Term of Credit Facilities.  Section 4.1 of the Loan Agreement is hereby amended to read in full as follows:

                “4.1 Term of Agreement.

                Subject to the right of Lenders to cease making Loans to Borrowers during the continuance of any Default or Event of Default, this Agreement shall be in effect from the Closing Date through and including March 31, 2007 (the ‘Term’), unless terminated as provided in Section 4.2 hereof.”

6.             Amendment to Capital Expenditures Covenant.  Section 8.2.8 of the Loan Agreement is hereby amended to read in full as follows:

                “8.2.8.  Capital Expenditures.  Make Capital Expenditures (including, without limitation, by way of capitalized leases (but counting in any fiscal year the full amount of the obligations under each capitalized lease entered into during such fiscal year and counting no amount in respect of capitalized leases entered into during any other fiscal year)) which, in the aggregate, as to Borrowers and all of their Subsidiaries, exceed $3,000,000 for any fiscal year of Domestic Borrower.”

7.             Amendment to Minimum Aggregate Availability Covenant.  Section 8.2.18 of the Loan Agreement is hereby amended to read in full as follows:

                “8.2.18   Aggregate Availability.  Permit Aggregate Availability to be less than $1,500,000 at any time.”

8.             Deletion of Minimum Fixed Charge Coverage Ratio Covenant.  Exhibit 8.3 to the Loan Agreement is hereby amended to read in full as follows:

“EXHIBIT 8.3
FINANCIAL COVENANTS

                [Reserved].”

9.             Reduction of Revolving Credit Maximum Amount.  Appendix A is hereby amended such that the definition of “Revolving Credit Maximum Amount” shall read in full as follows:

                “‘Revolving Credit Maximum Amount’ - $10,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.”

10.           Amendment to Schedule of Commitments.  Schedule 1.1 to the Loan Agreement is hereby amended to read in full as set forth on Schedule 1.1 to this Waiver and Amendment.

11.           Amendment and Extension Fee.  In consideration of the Agreement of the Agents and the Lenders to enter into this Waiver and Amendment, Domestic Borrower hereby agrees to pay to the Administrative Agent on the Effective Date of this Waiver and Amendment, for the sole account of the Domestic Lender, a one-time fee in the amount of $35,000 (the “Amendment Fee”), which fee shall be deemed fully-earned and non-refundable once paid.  Domestic Borrower hereby acknowledges and agrees that the Administrative Agent may effect payment of the Amendment Fee by charging the full amount thereof to the Domestic Loan Account.

12.           Conditions Precedent.  The effectiveness of this Waiver and Amendment shall be subject to the prior satisfaction of the following conditions:

(a)           This Waiver and Amendment. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, this Waiver and Amendment, duly executed by the Borrower Representative, the Canadian Agent, the Administrative Agent and Majority Lenders;

(b)           Replacement Domestic Revolving Note.  The Administrative Agent shall have received a new Revolving Note in the original principal amount of $10,000,000, executed by the Domestic Borrowers in favor of the Domestic Lender and otherwise in form and substance satisfactory to the Administrative Agent;

(c)           Replacement Domestic Term Note.  The Administrative Agent shall have received a new Term Note in the original principal amount of $1,649,200, executed by the Domestic Borrowers in favor of the Domestic Lender and otherwise in form and substance satisfactory to the Administrative Agent;

(d)           No Defaults.  The Borrowers and all other Loan Parties shall be in compliance with all the terms and provisions of the Loan Documents applicable to such Person or its Property and no Default or Event of Default (other than the Existing Event of Default waived hereby) shall have occurred and be continuing; and

(e)           Accuracy of Representations and Warranties.  All of the Borrowers’ representations and warranties contained herein shall be true and correct on and as of the date of execution hereof.

13.           Representations and Warranties.

(a)           Reaffirmation of Prior Representations and Warranties.  Each Borrower  hereby reaffirms and restates as of the date hereof all of the representations and warranties made by such Borrower in the Loan Agreement and the other Loan Documents, which shall be true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date.

(b)           No Default.  Except for the Existing Event of Default, which is being waived hereby, no Default or Event of Default has occurred and remains continuing under any of the Loan Documents.

14.           Miscellaneous.

(a)           Reference to Loan Agreement.  The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended by this Waiver and Amendment.

(b)           Loan Agreement Remains in Effect.  The Loan Agreement and the other Loan Documents remain in full force and effect and the Borrowers ratify and confirm their agreements and covenants contained therein.

(c)           APPLICABLE LAW.  THIS WAIVER AND AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

(d)           Counterparts.  This Waiver and Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have entered into this Waiver and Amendment by their respective duly authorized officers as of the date first above written.

Borrower Representative:

Channell Commercial Corporation,
a Delaware corporation

By:	/s/ Jerry Collazo
Jerry Collazo
Chief Financial Officer

Bank of America, N.A.,
(as assignee of Banc of America
Leasing and Capital, LLC, successor-
in-interest to Fleet Capital Corporation),
as Administrative Agent and as sole
Domestic Lender

By:	/s/ John C. McNamara
John C. McNamara
Vice President

BABC Global Finance Inc.,
(as assignee of Fleet Capital Global Finance, Inc.,
as assignee of Fleet Capital Canada Corporation),
as Canadian Agent and as Canadian Lender

By:	/s/ G.A. Bazaz
Name:	G.A. Bazaz
Title:	Sr. Vice President and Director

Bank of America, N.A.
(successor-in-interest to Fleet National Bank, London U.K. Branch), as UK Agent and as UK Lender

By:	/s/ John C. McNamara
John C. McNamara
Vice President